Exhibit 10.1
STOCK PURCHASE AGREEMENT

 This Stock Purchase Agreement ("Agreement") is made as of September 23, 2008, by Home System Group ("Buyer"), and Asia Forever Investment Limited, a Hong Kong corporation (the "Company"),  and Liming Jiao and Xiaohong Chen ("Sellers").

RECITALS

                 Sellers desires to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of the Company  for the consideration and on the terms set forth in this Agreement.

AGREEMENT

 The parties, intending to be legally bound, agree as follows:

1.             DEFINITIONS

 For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

"Acquired Companies"--the Company and its Subsidiaries.

 "Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible ; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

"Buyer"--as defined in the first paragraph of this Agreement.

"Closing Date"--the date and time as of which the Closing actually takes place.

"Company"--as defined in the Recitals of this Agreement.

"Contemplated Transactions"--all of the transactions contemplated by this Agreement, including:

(a)           the sale of the Shares by Seller to Buyer;

(b)           the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and

(c)           Buyer's acquisition and ownership of the Shares and exercise of control over the Acquired Companies.

"Encumbrance"--any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind.

"GAAP"--generally accepted United States accounting principles, applied on a basis consistent basis.

"Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body"—any federal, state, local, municipal, or other government exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature over the parties or the Acquired Companies.

"Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter.  A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

"Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, regulation, statute, or treaty.

"Order"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

(a)           such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

(b)           such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

"Organizational Documents"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

                "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"Proceeding"--any action, hearing, litigation, or suit commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body.

"Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

"Threatened"--a Proceeding will be deemed to have been "Threatened" if any demand or statement has been made or any notice has been given.

2.             SALE AND TRANSFER OF SHARES; CLOSING

 2.1           SHARES

 Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

 2.2           PURCHASE PRICE

The purchase price (the "Purchase Price") for the Shares will be $ 39, 473, 684, 21 (or 270 million RMB).

 2.3           CLOSING

The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Buyer's counsel, at 10:00 a.m. (local time) as soon as the conditions to closing are satisfied or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

                 2.4           CLOSING OBLIGATIONS

At the Closing:

(a)           Seller will deliver to Buyer:

(i)           certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer; and

(b)           Buyer will deliver to each Seller a note equal to ½ of the Purchase Price, payable as follows:
The note will have a maturity of 2 years and will bear no interest.  Principal will be repaid as follows:  25% payable on or before December 31, 2008, the remaining principal amount to be repaid in 3 semi-annual installments with the final installment due on or before the maturity date.

3.             REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

3.1            ORGANIZATION AND GOOD STANDING

(a)           Each Acquired Company that is a corporation is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

(b)           Seller has delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

3.2           AUTHORITY; NO CONFLICT

(a)           This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

                (b)           Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i)           contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Acquired Companies, or (B) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

(ii)           contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company or either Seller, or any of the assets owned or used by any Acquired Company, may be subject;

(iii)           contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

(iv)           contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material contract; or

(v)           result in the imposition or creation of any material Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

Neither Seller nor any Acquired Company is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3           CAPITALIZATION

Seller is and will be on the Closing Date the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances.  There are no contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. No Acquired Company owns, or has any contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

3.4           FINANCIAL STATEMENTS

Seller has delivered to Buyer: (a) an [unaudited] consolidated balance sheet of the Acquired Companies as at ____________(the "Balance Sheet"), and the related [unaudited] consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal period then ended. Such financial statements and notes present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Companies in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments and the absence of notes.

3.5           BOOKS AND RECORDS

The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

3.6           TITLE TO PROPERTIES; ENCUMBRANCES

The Acquired  Companies own all the properties and assets that they purport to own, including all of the properties and assets reflected in the Balance Sheet (except for assets held under capitalized leases and personal property sold since the date of the Balance Sheet in the Ordinary Course of Business).

3.7           CONDITION AND SUFFICIENCY OF ASSETS

The buildings, plants, structures, and equipment of the Acquired Companies are adequate for the uses to which they are being put. The building, plants, structures, and equipment of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

3.8           ACCOUNTS RECEIVABLE

All accounts receivable of the Acquired Companies that are reflected on the Balance Sheet (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

3.9           INVENTORY

The inventory of the Acquired Companies reflected in the Balance Sheet consists of items of a quality and quantity consistent with the Ordinary Course of Business.  The quantities of items of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Companies.

3.10         RELATIONSHIPS WITH RELATED PERSONS

                Seller does not have any interest in any real or personal property, used in the Acquired Companies' businesses. Seller is not a party to any contract with, or has any claim or right against, any Acquired Company after Closing.

3.11         TAXES

(a)           The Acquired Companies have filed or caused to be filed all tax returns that are or were required to be filed by or with respect to any of them pursuant to applicable Legal Requirements. The Acquired Companies have paid, or made provision for the payment of, all taxes that have become due pursuant to those tax returns, or pursuant to any assessment received by Seller or any Acquired Company, except such taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet.

(b)           Seller has not given or been requested to give waivers or extensions of any statute of limitations relating to the payment of taxes of any Acquired Company or for which any Acquired Company may be liable.

(c)           All tax returns filed by any Acquired Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement.

3.12         NO MATERIAL ADVERSE CHANGE

Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets, or condition of any Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

3.13	COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

(a)

(i)           each Acquired Company is in full compliance with each Legal Requirement that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

(ii)           no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

(iii)           no Acquired Company has received any notice or other communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any alleged obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

3.14         EMPLOYEES

No employee of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with Seller or the Acquired Companies by any  such employee or director. To Seller's Knowledge, no key employee of any Acquired Company intends to terminate his employment with such Acquired Company.

3.15         LEGAL PROCEEDINGS; ORDERS

There is no pending Proceeding:

(i)           that has been commenced by or against any Acquired Company or any of the assets owned or used by, any Acquired Company; or

(ii)           that challenges any of the Contemplated Transactions.

3.16         ABSENCE OF CERTAIN CHANGES AND EVENTS

Since the date of the Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

(a)           change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

(b)           amendment to the Organizational Documents of any Acquired Company;

(c)           payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar contract with any director, officer, or employee; or

(d)           sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any material asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company.

3.17         CONTRACTS; NO DEFAULTS

(i)           Seller does not have any rights under any contract that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

(ii)           to the Knowledge of Seller, no officer, agent, employee, consultant, or contractor of any Acquired Company is bound by any contract that purports to limit the ability of such officer, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of any Acquired Company, or (B) assign to any Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

3.18         BROKERS OR FINDERS

Seller has incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

4.            REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

4.1           BROKERS OR FINDERS

Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

5.            COVENANTS OF SELLER PRIOR TO CLOSING DATE

5.1           ACCESS AND INVESTIGATION

Between the date of this Agreement and the Closing Date, Seller will, and will cause each Acquired Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") reasonable access to each Acquired Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

5.2	OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES

Between the date of this Agreement and the Closing Date, Seller will, and will cause each Acquired Company to:

(a)           conduct the business of such Acquired Company only in the Ordinary Course of Business;

(b)           use its Best Efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the current officers, employees, and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company;

(c)           confer with Buyer concerning operational matters of a material nature; and

(d)           otherwise report periodically to Buyer concerning the status of the business, operations, and finances of such Acquired Company.

5.3           REQUIRED APPROVALS

 As promptly as practicable after the date of this Agreement, Seller will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Seller will, and will cause each Acquired Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents.

5.5           BEST EFFORTS

Between the date of this Agreement and the Closing Date, Seller will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

6.            COVENANTS OF BUYER PRIOR TO CLOSING DATE

6.1           APPROVALS OF GOVERNMENTAL BODIES

As promptly as practicable after the date of this Agreement, Buyer will make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will  cooperate with Seller with respect to all filings that Seller are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Seller in obtaining all consents.

6.2           BEST EFFORTS

Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

7.            CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1           ACCURACY OF REPRESENTATIONS

All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

7.2           SELLER'S PERFORMANCE

All of the covenants and obligations that Seller are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

7.3           CONSENTS

Each of the required consents, if any, must have been obtained.

7.4           NO PROCEEDINGS

Since the date of this Agreement, there must not have been commenced or Threatened against Buyer any Proceeding (a) involving any challenge to any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.5           NO PROHIBITION

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, any applicable Legal Requirement or Order.

8.            CONDITIONS PRECEDENT TO SELLER'S  OBLIGATION TO CLOSE

Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

8.1 BUYER'S PERFORMANCE

               All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

8.2           NO INJUNCTION

There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Seller to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

9.            TERMINATION

9.1           TERMINATION EVENTS

This Agreement may, by notice given prior to or at the Closing, be terminated:

(a)           by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

(b)           (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Section 8 has not been satisfied of the Closing Date (other than through the failure of Seller to comply with their obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

(c)           by mutual consent of Buyer and Seller; or

(d)           by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before _______________, or such later date as the parties may agree upon in writing.

9.2           EFFECT OF TERMINATION

Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10.           INDEMNIFICATION; REMEDIES

10.1	SURVIVAL

All representations, warranties, covenants, and obligations in this Agreement, will survive the Closing until the expiration of the statute of limitations.

10.2           INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER

Seller will indemnify and hold harmless Buyer and its Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including reasonable attorneys' fees) involving a third-party claim (collectively, "Damages"), arising from: (a) any breach of any representation or warranty made by Seller in this Agreement; or (b) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

11.           GENERAL PROVISIONS

11.1         EXPENSES

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.  In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

11.2         PUBLIC ANNOUNCEMENTS

Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Seller determines. Unless consented to by the other party in advance or required by Legal Requirements, prior to the Closing the parties shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Seller and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

11.3         CONFIDENTIALITY

Between the date of this Agreement and the Closing Date, Buyer and Seller will maintain in confidence, and will cause their Representatives to maintain in confidence, and not use to the detriment of another party or an Acquired Company any written, oral, or other information obtained in confidence from another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary and appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

11.4         NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth at addresses set forth on the signature page hereof (or to such other addresses and telecopier numbers as a party may designate by notice to the other party).

11.5         ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

11.6         ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights (but not its obligations, which shall be retained by Buyer) under this Agreement to any Subsidiary of Buyer.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.7         SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.8         SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.9         GOVERNING LAW

This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

11.10      COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Buyer:	Seller:

By	By:
Name:	Name :
Title:	Title :
Address:
Address:
Fax:	Fax: